Exhibit 10.1(c)

SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT is made as of March 3, 2009 (this “Agreement”) by and among Crystal River Capital, Inc., a Maryland corporation (the “Company”), Hyperion Brookfield Crystal River Capital Advisors, LLC, a Delaware limited liability company (the “Manager”), and Hyperion Brookfield Asset Management, Inc., a Delaware corporation (the “Sub-Advisor”).

WITNESSETH:

WHEREAS, pursuant to the terms of a Management Agreement, dated as of March 15, 2005 (as amended from time to time, the “Management Agreement”), between the Company and the Manager, the Company has retained the Manager for the purpose of providing day-to-day management and administrative services to the Company;

WHEREAS, the Manager desires to retain the Sub-Advisor for the purpose of providing certain investment advisory services to the Manager in connection with the Manager’s service as the manager of the Company; and

WHEREAS, the Sub-Advisor is willing to render such services on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       Definitions.

(a)                                  “Affiliate” shall mean, with respect to any Person, any Person Controlling, Controlled by, or under common Control with, such Person.

(b)                                 “Agreement” has the meaning assigned in the first paragraph.

(c)                                  “Applicable Asset” has the meaning assigned in Section 2(a).

(d)                                 “Board of Directors” means the Board of Directors of the Company.

(e)                                  “Closing Price” means, with respect to any security on any date, the last reported sale price for such security, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or, if such security is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Sub-Advisor or, in the event that no trading price is available for such security, the fair market value of such security, as determined in good faith by the Sub-Advisor pursuant to its institutional pricing policies and procedures.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Company” has the meaning assigned in the first paragraph; provided that all references herein to the Company shall, except as otherwise expressly provided herein, be deemed to include any Subsidiaries of Crystal River Capital, Inc.

(h)                                 “Company Account” has the meaning assigned in Section 5.

(i)                                     “Control” shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person without the consent or approval of any other Person.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)                                  “GAAP” means generally accepted accounting principles in effect in the U.S. on the date such principles are applied consistently.

(l)                                     “Governing Instruments” means, with respect to any Person, the articles of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and partnership agreement in the case of a general or limited partnership or the articles of formation and operating agreement in the case of a limited liability company.

(m)                               “Hyperion Brookfield” means Hyperion Brookfield Asset Management, Inc.

(n)                                 “Investment Company Act” means the Investment Company Act of 1940, as amended.

(o)                                 “Investment Guidelines” means the general parameters and policies relating to Investments as established by the Board of Directors as the same may be modified from time-to-time.

(p)                                 “Investments” means the investments of the Company.

(q)                                 “Manager” has the meaning assigned in the first paragraph.

(r)                                    “Market Value” means, with respect to any security, the Closing Price for such security on such date. The “Closing Price” on any date shall mean the last reported sale price for the applicable security, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or, if such security is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Sub-Advisor or, in the event that no trading price is available for such security, the fair market value of such security, as determined in good faith by the Sub-Advisor pursuant to its institutional pricing policies and procedures.

(s)                                  “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(t)                                    “REIT” means a corporation or trust which qualifies as a real estate investment trust in accordance with Sections 856 through 860 of the Code and the Treasury Regulation promulgated thereunder.

(u)                                 “Sub-Advisor” has the meaning assigned in the first paragraph.

(v)                                 “Sub-Advised Portfolio” has the meaning assigned in Section 2(a).

(w)                               “Subsidiary” means any subsidiary of the Company, any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

(x)                                   “Treasury Regulations” means the Procedures and Administration Regulations promulgated by the U.S. Department of Treasury under the Code, as amended.

2.                                       Retention and Duties of Sub-Advisor.

(a)                                  The Manager hereby retains the Sub-Advisor as its investment advisor with respect to the investment of a portion of the Company’s assets in mortgage-backed securities and other real estate assets as designated from time to time by the Manager (each an “Applicable Asset”) and to provide investment research and advice with respect to, supervise and arrange the purchase of Applicable Assets for, and the sale of Applicable Assets held in, the Company’s investment portfolio (the portion of the Company’s portfolio consisting of the Applicable Assets is referred to herein as the “Sub-Advised Portfolio”), subject to the further terms and conditions set forth in this Agreement, and the Sub-Advisor hereby agrees to perform each of the duties set forth herein in accordance with the provisions of this Agreement.

(b)                                 Subject to the further terms and conditions set forth in this Agreement, the Sub-Advisor will perform (or cause to be performed) such services and activities relating to the Sub-Advised Portfolio as is appropriate, including:

(i)                                     acting as investment adviser for, and supervising and managing the investment and reinvestment of, the Sub-Advised Portfolio and, in connection therewith, making recommendations relating to the purchase and sale of Applicable Assets for the Company and relating to the vote, exercise of consents, and exercise of all other rights appertaining to such assets owned by the Company;

(ii)                                  supervising continuously the investment program of the Company and the composition of its investment portfolio only as such program and portfolio pertain to the Applicable Assets; and

(iii)                               arranging for the purchase and sale of Applicable Assets held in the Sub-Advised Portfolio.

(c)                                  In the performance of its duties under this Agreement, the Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Advisers Act of 1940, as amended (the “Act”), and any rules or regulations in force thereunder, (ii) the Investment Guidelines and other policies adopted and implemented by the Board of Directors; (iii) any other written directions of the Board of Directors or authorized officers of the Company; (iv) any policies or written directions of the Manager; and (v) any other applicable provision of law, including federal, state, county or city regulations.

(d)                                 The Manager will have sole and absolute discretion to determine the amount or percentage of the Company’s assets to be invested in Applicable Assets. Subject to Section 7(a), the Sub-Advisor shall recommend for investment that portion of the Company’s assets designated by the Manager for Applicable Assets as soon as practicable or at such later time as the Manager may direct after such funds are made available for investment. From time to time, the Manager may, subject to the Investment Guidelines, determine to increase or decrease the amount or percentage of the Company’s assets to be invested in Applicable Assets. If the Manager determines to increase such amount or percentage, the Sub-Advisor shall recommend for investment such additional funds in Applicable Assets as soon as practicable, or at such later time as the Manager may, subject to the Investment Guidelines, direct, after (i) notice of such increase is given to the Sub-Advisor and (ii) such additional funds are made available for investment. If, on the other hand, the Manager determines to decrease such amount or percentage, the Sub-Advisor shall, as soon as practicable, or at such later time as the Manager may direct, after notice of such decrease is given to the Sub-Advisor, liquidate that portion of the Sub-Advised Portfolio required for the Sub-Advised Portfolio to represent the desired amount or percentage of the Company’s assets and cause such liquidated assets to be available to the Manager.

(e)                                  Financing assets in the Sub-Advised Portfolio and related hedging of exposure, if any, will be undertaken by the Manager in consultation with the Sub-Advisor.

The Sub-Advisor is authorized, for the purchase and sale of the securities in the Sub-Advised Portfolio, to employ such securities dealers as may, in the judgment of the Sub-Advisor, implement the policy of the Company to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Sub-Advisor is authorized to direct the execution of the Sub-Advised Portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Sub-Advisor to be useful or valuable to the performance of its investment advisory functions for the Sub-Advised Portfolio.

(g)                                 The cash and Applicable Assets managed by the Sub-Advisor on behalf of the Company shall be held by the Company’s custodian, which initially shall be Credit Suisse First Boston LLC (the “Custodian”), which the Sub-Advisor represents has no affiliation with the Sub-Advisor and which the Manager hereby represents has agreed to act in accordance with the Sub-Advisor’s instructions, as sole custodian for the cash and Applicable Assets allocated by the Manager to the Sub-Advisor. The Sub-Advisor may give proper instructions to the Custodian in connection with the purchase or sale of Applicable Assets. The Manager, upon the Sub-Advisor’s request, shall confirm such authority of such custodian. The Sub-Advisor shall at no time have custody, possession or direct control of the Applicable Assets and cash in the investment account. In addition, the Sub-Advisor shall not be liable for any act or omission of the Custodian. The Sub-Advisor shall give instructions to the Custodian in writing or orally, but if instructions are given orally, the Sub-Advisor shall confirm them in writing or by facsimile as soon as practicable thereafter. The Manager shall instruct the Custodian to provide the Sub-Advisor with such periodic reports concerning the status of the Applicable Assets as the Sub-Advisor may reasonably request from time to time. The Manager will provide the Sub-Advisor with reasonable prior notice of a change in the Custodian by the Company.

(h)                                 The Sub-Advisor shall assist the Manager in the preparation of ongoing reports to the Board of Directors that review the Company’s acquisitions of Applicable Assets, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board of Directors.

(i)                                     The Sub-Advisor shall cooperate with the Manager and the Company in all matters pertaining to its performance hereunder and under agreements among the Manager, the Company and other sub-advisors, including, without limitation: (i) timely reporting of all transaction information; (ii) responding in a timely manner to all reasonable requests for information from the Manager and the Company and (iii) meeting with staff of the Manager and the Company as requested.

(j)                                     The Sub-Advisor shall not be required to expend money in excess of that contained in any applicable Company Account or otherwise made available by the Company to be expended by the Sub-Advisor hereunder.

(k)                                  In performing its duties under this Section 2, the Sub-Advisor shall be entitled to rely on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Sub-Advisor at the Company’s sole cost and expense.

(l)                                     The Company shall pay all expenses, and reimburse the Sub-Advisor for the Sub-Advisor’s expenses incurred on its behalf, in connection with any such services to the extent such expenses are reimbursable by the Company to the Sub-Advisor pursuant to Section 9 herein.

3.                                       Dedication; Other Activities.

(a)                                  The Sub-Advisor shall cause its officers and employees to devote such portion of their time to the provision of services to the Manager as the Sub-Advisor deems reasonably necessary and appropriate for the proper performance of all of the Sub-Advisor’s duties hereunder, commensurate with the level of activity of the Company from time to time. The Company and the Manager shall have the benefit of the Sub-Advisor’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, the Sub-Advisor shall not undertake activities which, in its reasonable judgment, will substantially adversely affect the performance of its obligations under this Agreement.

(b)                                 Except to the extent set forth in clause (a) above, nothing herein shall prevent the Sub-Advisor or any of its Affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other Person, including investment in, or advisory services to others investing in, any type of real estate, real estate-related investment or non-real estate-related instrument, including investments which meet the principal investment objectives of the Company.

4.                                       Agency; Authority. Subject to Section 7(a), the Sub-Advisor shall act as the agent of the Company in originating, acquiring, financing and disposing of Applicable Assets and, in connection therewith, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company’s securities or the Company’s representatives or assets and the Sub-Advisor shall have the right to exercise all powers and authority which are reasonably necessary and customary to perform its obligations under this Agreement provided that all transactions in Applicable Assets shall require the approval of the Manager and, as required by Section 7(a) herein, the Board of Directors.

5.                                       Bank Accounts. At the direction of the Board of Directors and the Manager, the Sub-Advisor may establish and maintain as an agent on behalf of the Company one or more bank accounts in the name of the Company or any other Subsidiary (any such account, a “Company Account”), collect and deposit funds into any such Company Account and disburse funds from any such Company Account, under such terms and conditions as the Board of Directors and the Manager may approve. The Sub-Advisor shall from time-to-time render appropriate accountings of such collections and payments to the Board of Directors, the Manager and, upon request, to the auditors of Company.

6.                                       Book and Records; Confidentiality.

(a)                                  The Sub-Advisor shall maintain appropriate books of account, records data and files (including without limitation, computerized material) (collectively, “Records”) relating to the Company and the Applicable Assets generated or obtained by the Sub-Advisor in performing its obligations under this Agreement, and such Records shall be accessible for inspection by representatives of the Company and the Manager at any time during normal business hours. The Sub-Advisor shall have full responsibility for the maintenance, care and safekeeping of all Records.

(b)                                 The Sub-Advisor shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except: (i) to the Manager and Hyperion Brookfield; (ii) with the prior written consent of the Board of Directors and the Manager; (iii) to legal counsel, accountants and other professional advisors; (iv) to appraisers, financing sources and others in the ordinary course of the Company’s business of investing in Applicable Assets; (v) to governmental officials having jurisdiction over the Company; (vi) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors or (vii) as required by law or legal process to which the Sub-Advisor or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become available through the actions of a Person other than the Sub-Advisor not resulting from Sub-Advisor’s violation of this Section 6(b). The provisions of this Section 6(b) shall survive the expiration or earlier termination of this Agreement for a period of one year.

7.                                       Restrictions; Other Obligations.

(a)                                  The Company shall not acquire any Investment from, sell any Investment to, or engage in any co-investment with, any proprietary account of Hyperion Brookfield, its principals, the Manager, the Sub-Advisor or any of their respective Affiliates without the approval of the Board of Directors. The Company shall not make any Investment in any collateralized debt obligation or investment fund managed by Hyperion Brookfield, other than those structured or co-structured on the Company’s behalf.

(b)                                 The Sub-Advisor shall maintain “errors and omissions” insurance coverage and such other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of the Sub-Advisor under this Agreement with respect to assets similar to the Applicable Assets, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

8.                                       Compensation. The Manager shall pay the Sub-Advisor an annual investment advisory fee (the “Sub-Advisory Fee”) equal to 0.75% of the Market Value of (i) the Applicable Assets held by the Company less (ii) the carrying value in the Company’s financial statements of the liabilities of the Company’s two collateralized debt obligation structures, the March 2007 issuance of trust preferred securities and any other financing used to finance the Applicable Assets (all such indebtedness, the “Applicable Liabilities”); provided that in no event for any fiscal quarter of the Company shall the Sub-Advisory Fee be more than the greater of (x) 50% of all base management fees and incentive management fees paid to the Manager for such period as calculated pursuant to the Management Agreement and (y) an amount calculated as (A) the base management fee for such period as calculated pursuant to the Management Agreement multiplied by (B) a fraction, the numerator of which is the Market Value of the Applicable Assets less the Market Value of the Applicable Liabilities, and the denominator of which is the stockholders’ equity of the Company as of the last date of such quarter, calculated in accordance with the Management Agreement. The investment advisory fee shall be paid quarterly in arrears in the same kind of consideration in which any base management fee and any incentive management fee is paid to the Manager for such period. The Sub-Advisor shall make available the quarterly calculation of the investment advisory fee to the Manager as reasonably as practicable following the last day of each calendar quarter, and the Manager shall pay the investment advisory fee for such quarter within 20 business days after its receipt thereof.

9.                                       Expenses. Each of the Company, the Manager and the Sub-Advisor shall bear all of its respective operating expenses, except those specifically required to be borne by the Manager under the Management Agreement and those required to be borne by the Sub-Advisor. The expenses required to be paid by the Company include, but are not limited to:

(a)                                  issuance and transaction costs incident to the acquisition, disposition and financing of Investments;

(b)                                 legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses;

(c)                                  the compensation and expenses of the Company’s directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(d)                                 the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing costs, etc.);

(e)                                  expenses associated with other securities offerings of the Company;

(f)                                    expenses relating to the payment of dividends;

(g)                                 expenses connected with communications to holders of the Company’s securities and in complying with the continuous reporting and other requirements of the Securities and Exchange Commission and other governmental bodies;

(h)                                 transfer agent and exchange listing fees;

(i)                                     the costs of printing and mailing proxies and reports to the Company’s stockholders;

(j)                                     costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for the Company;

(k)                                  costs and out of pocket expenses incurred by directors, officers, employees or other agents of the Manager for travel on the Company’s behalf;

(l)                                     the costs and expenses incurred with respect to market information systems and publications, research publications and materials;

(m)                               settlement, clearing, and custodial fees and expenses;

(n)                                 the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on the Company’s behalf; and

(o)                                 expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for the Company or separate from offices of the Manager or the Sub-Advisor.

In addition, the Company will be required to pay its pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Sub-Advisor and its Affiliates required for the Company’s operations.

The Sub-Advisor is not entitled to be reimbursed for wages, salaries and benefits of its officers and employees. Subject to any required approval of the Board of Directors and/or the Manager, the Sub-Advisor may retain third parties including accountants, legal counsel, real estate underwriters, brokers, among others, on the Company’s behalf, and be reimbursed for such services. The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

10.                                 Expense Reports and Reimbursements. The Sub-Advisor shall prepare a statement documenting the operating expenses of the Company incurred by the Sub-Advisor on behalf of the Company during each fiscal quarter, and deliver the same to the Company and the Manager within 45 days following the end of the applicable fiscal quarter. Such expenses shall be reimbursed by the Company within 45 days following delivery of the expense statement by the Sub-Advisor; provided, however, that such reimbursements may be offset by the Sub-Advisor against amounts due to the Company from the Sub-Advisor. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11.                                 Limits of Manager Responsibility; Indemnification.

(a)                                  Pursuant to this Agreement, the Sub-Advisor will not assume any responsibility other than to render the services called for hereunder and will not be responsible for any action of the Board of Directors or the Manager in following or declining to follow its advice or recommendations. The Sub-Advisor, its directors, officers, managers and employees will not be liable to the Company, any Subsidiary, the Manager, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with and pursuant to this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Sub-Advisor’s duties under this Agreement.

(b)                                 The Company hereby agrees to indemnify, defend and hold harmless the Sub-Advisor, the Manager and their respective Affiliates, officers, directors, members, managers, employees, agents, successors and assigns from and against all liabilities, judgments, costs, charges, losses, expenses and claims, including attorneys’ fees, charges and expenses and expert witness fees, of any nature, kind or description, arising out of claims by third parties based on acts or omissions of the Sub-Advisor performed or not performed in accordance with and pursuant to this Agreement, except (i) to the extent caused by or resulting from acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Sub-Advisor’s duties under this Agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction or (ii) claims by the Sub-Advisor’s employees relating to the terms and conditions of their employment with the Sub-Advisor.

(c)                                  The Sub-Advisor hereby agrees to indemnify the Company, the Manager and their respective directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims, including attorney’s fees, charges and expenses and expert witness fees, of any nature, kind or description, arising out of (i) claims by third parties based on acts or omissions of the Sub-Advisor performed or not performed in accordance with and pursuant to this Agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Sub-Advisor’s duties under this Agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction or (ii) claims by the Sub-Advisor’s employees relating to the terms and conditions of their employment with the Sub-Advisor.

(d)                                 The party seeking indemnity (“Indemnitee”) will promptly notify the party against whom indemnity is claimed (“Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided that, Indemnitor notifies Indemnitee of its election to assume such defense and settlement within thirty (30) days after the Indemnitee gives the Indemnitor notice of the claim. In such case the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made without its prior written consent. If Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to Indemnitee, Indemnitee will (i) have the right to approve Indemnitor’s counsel (which approval will not be unreasonably withheld or delayed), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

(e)                                  Reasonable expenses (including attorney’s fees) incurred by an Indemnitee in defense or settlement of a claim that may be subject to a right of indemnification hereunder may be advanced by the Company to such Indemnitee as such expenses are incurred prior to the final disposition of such claim; provided that, Indemnitee undertakes to repay such amounts if its shall be determined ultimately by a court of competent jurisdiction that Indemnitee was not entitled to be indemnified hereunder.

(f)                                    The Sub-Advisor shall remain entitled to exculpation from the Company and the Manager and indemnification from the Company pursuant to this Section 11 (subject to the limitations set forth herein) with respect to any matter arising prior to the termination of this Agreement and shall have no liability to the Company or the Manager in respect of any matter arising after such termination unless such matter arose out of events or circumstances that occurred prior to such termination.

12.                                 No Joint Venture. Nothing in this Agreement shall be construed to make the Company, the Manager and the Sub-Advisor partners or joint venturers or impose any liability as such on either of them.

13.                                 Term; Termination.

(a)                                  This Agreement shall become effective on the date first set forth above. This Agreement may be terminated by the Sub-Advisor at any time without penalty upon giving the Manager 60 days’ prior written notice (which notice may be waived by the Manager), and may be terminated by the Manager at any time without penalty upon giving the Sub-Advisor 30 days’ prior written notice (which notice may be waived by the Sub-Advisor). This Agreement shall terminate automatically (i) immediately upon termination of the Management Agreement or (ii) in the event of its assignment (as “assignment” is defined in the Investment Advisers Act of 1940).

(b)                                 If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as otherwise expressly provided herein.

14.                                 Action Upon Termination or Expiration of Origination Period. From and after the effective date of termination of this Agreement pursuant to Section 13 herein, the Sub-Advisor shall not be entitled to compensation for further services under this Agreement but shall be paid all compensation accruing to the date of termination, reimbursement for all operating expenses of the Company borne by the Sub-Advisor for the benefit of the Company and a termination fee, if applicable. Upon such termination or expiration, the Sub-Advisor shall reasonably promptly:

(a)                                  after deducting any accrued compensation and reimbursement for all expenses to which it is then entitled, pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement;

(b)                                 deliver to the Board of Directors and the Manager a full accounting, including a statement showing all payments collected and all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors and the Manager with respect to the Company and through the termination date; and

(c)                                  deliver to the Manager all property and documents of the Company provided to or obtained by the Sub-Advisor pursuant to or in connection with this Agreement,

including all copies and extracts thereof in whatever form, then in the Sub-Advisor’s possession or under its control.

15.                                 Assignment. None of the parties hereto may assign its duties under this Agreement.

16.                                 Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by a reputable overnight courier, (c) delivery by facsimile transmission against answerback or (d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Company:	Crystal River Capital, Inc. Three World Financial Center 200 Vesey Street, 10th Floor New York, New York 10281 Attn: General Counsel Facsimile: (212) 549-8310

If to the Manager:	Hyperion Brookfield Crystal River Capital Advisors, LLC Three World Financial Center 200 Vesey Street, 10th Floor New York, New York 10281 Attn: General Counsel Facsimile: (212) 549-8310

If to the Sub-Advisor:	Hyperion Brookfield Asset Management, Inc. Three World Financial Center 200 Vesey Street, 10th Floor New York, New York 10281 Attn: General Counsel Facsimile: (212) 549-8310

Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 16 for the giving of notice.

17.                                 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

18.                                 Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

19.                                 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

20.                                 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21.                                 Titles Not to Affect Interpretation. The titles of sections, paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

22.                                 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

23.                                 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24.                                 Principles of Construction. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. All references to recitals, sections, paragraphs and schedules are to the recitals, sections, paragraphs and schedules in or to this Agreement unless otherwise specified.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Craig J. Laurie
Name:	Craig J. Laurie
Title:	Chief Financial Officer and Treasurer

THE MANAGER:

HYPERION BROOKFIELD CRYSTAL RIVER CAPITAL ADVISORS, LLC

By:	/s/ Jonathan C. Tyras
Name:	Jonathan C. Tyras
Title:	Vice President and Secretary

THE SUB-ADVISOR:

HYPERION BROOKFIELD ASSET MANAGEMENT, INC.

By:	/s/ John J. Feeney, Jr.
Name:	John J. Feeney, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Hyperion Brookfield Asset Management Sub-Advisory Agreement]